Exhibit 10.3

SECOND AMENDMENT TO

LICENSE AGREEMENT

This Second Amendment (the “Second Amendment”) dated as of May 21, 2013 (the “Amendment Effective Date”) amends the License Agreement dated as of February 8, 2012 and all amendments thereto (the “License”) by and between As Seen On TV, Inc., a Florida corporation, as assignee of TVGoods, Inc. (“ASTV”) and Kevin Harrington (“Mr. Harrington”). All capitalized terms used in this Amendment and not defined herein shall have the same meanings as given to them in the License.

WHEREAS, ASTV and Mr. Harrington are parties to that certain Amendment to Agreement dated as of March 8, 2013 (the “First Amendment”) amending the License in certain respects; and

WHEREAS, ASTV and Mr. Harrington desire to further amend the License,

NOW, THEREFORE, the parties hereby agree as follows:

1.

The First Amendment is deleted in its entirety.

2.

The defined term “TVG” is hereby replaced with “ASTV” wherever it appears in the License.

3.

Section 2 of the License is hereby amended to read in its entirety as follows:

“2.

GRANT OF LICENSE. Mr. Harrington hereby grants to ASTV, its successors, assigns and sub-licensees an exclusive, irrevocable, worldwide license (with the right to grant sublicenses) to publish, reproduce or otherwise use, separately or together, the Licensed Property, including, without limitation, any such materials that may serve as trademarks or service marks, or in which Mr. Harrington may hold copyrights, in connection with any commercial purpose. For the avoidance of doubt, Mr. Harrington shall continue to exercise all ownership rights over the Licensed Property, except for the right to further license or otherwise transfer the Licensed Property.”

4.

Section 3 of the License is hereby amended to insert the following after the word “employee” in the third line thereof: “or service provider”.

5.

Section 10 of the License is hereby deleted in its entirety.

6.

This Second Amendment is effective as of the Amendment Effective Date. Except as amended hereby, the terms and conditions of the License remain in full force and effect. Any conflict between the provisions of this Second Amendment and the License shall be resolved in favor of the provisions of this Second Amendment.

IN WITNESS WHEREOF, the duly authorized representatives of the parties have executed this Amendment.

AS SEEN ON TV, INC.
By /s/ Ronald C. Pruett, Jr.	/s/ Kevin Harrington
Name: Ronald C. Pruett, Jr. Title: Chief Executive Officer	KEVIN HARRINGTON